FORM 8-K SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): December 19, 2003
UNITED STATES CELLULAR CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-9712 (Commission File Number)	62-1147325 (IRS Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois (Address of principal executive offices)	60631 (Zip Code)

Registrant's telephone number, including area code: (773) 399-8900
Not Applicable (Former name or former address, if changed since last report)

Item 5.  Other Events.

              United States Cellular Corporation announced on December 23, 2003, that it has amended its $325 million revolving credit agreement and increased the amount to $700 million. At the same time, the company announced that it has terminated its other revolving credit agreement, which was in the amount of $500 million. U.S. Cellular's $105 million note to its parent, Telephone and Data Systems, Inc., is no longer subordinated to the amended revolving credit agreement.

             This Current Report on Form 8-K is being filed for the purpose of filing the news release issued by U.S. Cellular on December 23, 2003 relating to such announcement as an exhibit.

Item 7. Financial Statements and Exhibits

              Exhibits

              The exhibits accompanying this report are listed in the accompanying Exhibit Index.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:   December 23, 2003

By:	/s/ Kenneth R. Meyers Kenneth R. Meyers Executive Vice President – Finance And Treasurer (Chief Financial Officer)

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EXHIBIT INDEX

Exhibit Number 4.1	Description of Exhibit

Amended and Restated Revolving Credit Agreement, dated as of December 19, 2003, among United States Cellular Corporation and Toronto Dominion (Texas), Inc., Wachovia Capital Markets, LLC, Citicorp North America, Inc., LaSalle Bank National Association, and JPMorgan Chase Bank.
99.1	United States Cellular Corporation’s News Release, dated December 23, 2003, announcing that it has amended and increased its $325 million line of credit to $700 million.

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